UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2007

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 North Michigan Street, South Bend, Indiana		46601
(Address of principal executive offices)		(Zip Code)

574-235-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2007, the Corporation entered into a Loan Agreement, effective October 30, 2007, with La Salle Bank National Association providing for borrowings by the Corporation from LaSalle of up to $30 million from time to time, at fixed or variable rates to be determined, for a term of up to three years.  Funding under the facility is available for general corporate purposes.

Item 8.01 Other Events.

The Corporation previously reported that it anticipated issuing approximately $33 million of trust preferred securities on or before October 31, 2007.  That issuance did not occur because market conditions did not support an issuance consistent with the pricing terms the Corporation had anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: December 3, 2007	By:	/s/ John B. Griffith
John B. Griffith
Senior Vice President, General Counsel and Secretary